Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
415-315-3718	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces First Quarter Financial Results and

Quarterly Distribution of $0.10 per Common Share

SAN FRANCISCO, CA, April 29, 2010—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights

•                  Net income for the first quarter ended March 31, 2010 of $129.5 million, or $0.82 per diluted common share, as compared to a net loss for the first quarter ended March 31, 2009 of $13.0 million, or $(0.09) per diluted common share.

•                  Book value per common share of $8.31 as of March 31, 2010, as compared to book value per common share of $7.37 as of December 31, 2009.

•                  Unrestricted cash and cash equivalents increased to $240.5 million as of March 31, 2010, as compared to $97.1 million as of December 31, 2009.

•                  Distribution of $0.10 per common share declared for the first quarter of 2010.

KFN’s first quarter 2010 results reflect net investment income of $83.3 million and other income of $71.1 million, partially offset by other non-investment expenses of $24.9 million. Other income totaling $71.1 million primarily consists of the following: (i) realized gains on extinguishment of debt totaling $38.7 million from the purchase of $83.0 million of mezzanine and subordinate notes issued by KKR Financial CLO 2007-1, Ltd. (“CLO 2007-1”) and KKR Financial CLO 2007-A, Ltd. (“CLO 2007-A”) for an aggregate purchase price of approximately $44.3 million; (ii) realized gains on extinguishment of debt totaling $1.3 million from the repurchase and retirement of $95.2 million par amount of 7.0% convertible senior notes maturing in July 2012 (the “7.0% Notes”); (iii) net realized and unrealized gains on investments totaling $35.4 million; (iv) net realized and unrealized losses on investments in residential mortgage-backed securities totaling $5.1 million; and (v) net realized and unrealized losses from derivative positions and foreign exchange totaling $1.4 million.

Debt Transactions

During the first quarter ended March 31, 2010, in an open market auction, the Company purchased $10.3 million of mezzanine notes issued by CLO 2007-A for $5.5 million and $72.7 million of mezzanine and subordinate notes issued by CLO 2007-1 for $38.8 million. These transactions resulted in the Company recording an aggregate gain on extinguishment of debt totaling $38.7 million.

On January 15, 2010, the Company issued $172.5 million of 7.5% convertible senior notes due January 15, 2017. The Company received net proceeds from this offering, totaling $167.3 million.

During the quarter ended March 31, 2010, the Company repurchased and retired $95.2 million par amount of its 7.0% Notes, reducing the amount outstanding from $275.8 million as of December 31, 2009 to $180.6 million as of March 31, 2010. These transactions resulted in the Company recording a gain of $1.3 million, which was partially offset by a write-off of $0.6 million of unamortized debt issuance costs during the first quarter of 2010. In addition, during the quarter ended March 31, 2010, the Company paid down $25.0 million of its senior secured credit facility due 2011, reducing the amount outstanding from $175.0 million as of December 31, 2009 to $150.0 million as of March 31, 2010.

Distributions

On April 29, 2010, the Company’s board of directors declared a cash distribution for the quarter ended March 31, 2010 on the Company’s common shares of $0.10 per share. The distribution is payable on May 28, 2010 to common shareholders of record as of the close of business on May 14, 2010.

Book Value per Common Share

The Company’s book value per common share was $8.31 as of March 31, 2010, as compared to $7.37 as of December 31, 2009.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its first quarter end March 31, 2010 results on April 29, 2010, at 5:00 p.m. EDT. The conference call may be accessed by dialing (888) 765-5574 (Domestic) or (913) 312-1302 (International); a pass code is not required. A telephonic replay of the call will be available through May 13, 2010 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 9334508. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kam/kfn_webcasts_presentations_and_important_documents.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company. KFN’s core business strategy focuses on corporate debt throughout the capital structure with a particular emphasis on debt issued by large capitalization firms with broad geographic and product offerings. KFN executes its core business strategy through its majority-owned subsidiaries. Additionally, KFN has made or may make investments in other asset classes including natural resources and real estate. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on April 29, 2010.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended March 31, 2010	For the three months ended March 31, 2009
Net investment income:
Loan interest income	$91,996	$129,204
Securities interest income	27,261	28,852
Other interest income	93	617
Total investment income	119,350	158,673
Interest expense	(31,500)	(89,882)
Interest expense to affiliates	(4,541)	(5,805)
Provision for loan losses	—	(26,987)
Net investment income	83,309	35,999
Other income (loss):
Net realized and unrealized gain (loss) on investments	35,423	(60,204)
Net realized and unrealized (loss) gain on derivatives and foreign exchange	(1,418)	12,396
Net realized and unrealized loss on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(5,145)	(19,419)
Net realized and unrealized (loss) gain on securities sold, not yet purchased	(756)	1,437
Net gain on restructuring and extinguishment of debt	39,999	34,571
Other income	3,004	1,333
Total other income (loss)	71,107	(29,886)
Non-investment expenses:
Related party management compensation	20,491	11,212
General, administrative and directors expenses	3,350	2,403
Professional services	1,064	3,385
Loan servicing	—	2,136
Total non-investment expenses	24,905	19,136
Income (loss) before income tax expense (benefit)	129,511	(13,023)
Income tax expense (benefit)	16	(47)
Net income (loss)	$129,495	$(12,976)

Net income (loss) per common share:
Basic	$0.82	$(0.09)
Diluted	$0.82	$(0.09)

Weighted-average number of common shares outstanding:
Basic	156,997	149,714
Diluted	156,997	149,714

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$240,529	$97,086
Restricted cash and cash equivalents	381,298	342,706
Securities available-for-sale, $806,860 and $740,949 pledged as collateral as of March 31, 2010 and December 31, 2009, respectively	829,691	755,686
Corporate loans, net of allowance for loan losses of $216,080 and $237,308 as of March 31, 2010 and December 31, 2009, respectively	5,691,751	5,617,925
Corporate loans held for sale	733,072	925,718
Residential mortgage-backed securities, at estimated fair value, $114,023 and $47,572 pledged as collateral as of March 31, 2010 and December 31, 2009, respectively	114,023	47,572
Residential mortgage loans, at estimated fair value	—	2,097,699
Equity investments, at estimated fair value, $44,154 and $110,812 pledged as collateral as of March 31, 2010 and December 31, 2009, respectively	63,488	120,269
Derivative assets	1,303	15,784
Interest and principal receivable	64,221	98,313
Reverse repurchase agreements	—	80,250
Other assets	152,613	100,997
Total assets	$8,271,989	$10,300,005
Liabilities
Collateralized loan obligation secured notes	$5,631,866	$5,667,716
Collateralized loan obligation junior secured notes to affiliates	380,343	533,786
Senior secured credit facility	150,000	175,000
Convertible senior notes	343,303	275,800
Junior subordinated notes	283,517	283,517
Residential mortgage-backed securities issued, at estimated fair value	—	2,034,772
Accounts payable, accrued expenses and other liabilities	83,768	7,240
Accrued interest payable	16,597	25,297
Accrued interest payable to affiliates	2,150	2,911
Related party payable	14,827	3,367
Securities sold, not yet purchased	—	77,971
Derivative liabilities	49,998	45,970
Total liabilities	6,956,369	9,133,347
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common shares, no par value, 500,000,000 shares authorized, and 158,359,757 and 158,359,757 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	—	—
Paid-in-capital	2,576,501	2,563,634
Accumulated other comprehensive income	170,413	152,728
Accumulated deficit	(1,431,294)	(1,549,704)
Total shareholders’ equity	1,315,620	1,166,658
Total liabilities and shareholders’ equity	$8,271,989	$10,300,005